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                                                                     Exhibit 5.1


                                  May 25, 2006

Per-Se Technologies, Inc.
1145 Sanctuary Parkway
Suite 200
Alpharetta, Georgia  30004

         Re: Per-Se Technologies, Inc. -- Form S-8 Registration Statement

Ladies and Gentlemen:

         I serve as General Counsel to Per-Se Technologies, Inc., a Delaware corporation (the "Company"). In connection with the proposed filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,500,000 shares of the Company's voting common stock, par value $.01 per share ("Common Stock"), that may be issued to employees, officers, directors and consultants of the Company pursuant to the Per-Se Technologies, Inc. 2006 Long-Term Incentive Plan (the "Plan") and 75,000 shares of Common Stock that may by issued pursuant to the exercise of a stock option granted to Stephen M. Scheppmann as an employment inducement grant (the "Options"), I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinion set forth below. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to any certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed below.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the shares of Common Stock that may be issued pursuant to the Plan and the Options are duly authorized and, when issued in accordance with the terms of the Plan and the Options, will be validly issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement.


                                      Sincerely,

                                      /s/ Paul J. Quiner
                                      -----------------------------------------
                                      Paul J. Quiner
                                      Senior Vice President and General Counsel